Allianz
Allianz SE
Page 6
AMOS International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.47%
25.53%
Allianz Asset Management AG
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0. 1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
San Francisco Reinsurance Company California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
Page 2
Page 4
Page 5
Fireman's Fund Insurance Company California
Page 3
5%
95%
PFP Holdings, Inc. Delaware
Allianz Real Estate of America LLC Delaware
AZOA Services Corporation New York
Allianz Capital Partners of America, Inc. Delaware
Allianz Technology of America, Inc. Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 01/22/2018

Allianz


Allianz Global Risks US Insurance Company Illinois
Allianz Underwriters Insurance Company Illinois
Fireman's Fund Insurance Company California
1739908 Ontario, Inc. Canada
Allianz Risk Consulting, LLC California
AIM Underwriting Ltd. Canada
Allianz Aviation Managers, LLC New York
AGCS Marine Insurance Company Illinois
Wm. H. McGee & Co. Inc. New York
Wm.H. McGee & Company of Puerto Rico, Inc. Puerto Rico
Wm.H. McGee & Company (Bermuda) LTD. Bermuda
Allianz Global Corporate & Specialty of Bermuda Limited Bermuda

P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

2

As of 01/22/2018

Fireman's Fund Insurance Company California
American Automobile Insurance Company Missouri
Fireman's Fund Insurance Company of Hawaii, Inc. Hawaii
Associated Indemnity Corporation California
Fireman's Fund Indemnity Corporation New Jersey
Chicago Insurance Company Illinois
13.98%
Par Holdings LTD Bermuda
Fireman's Fund Insurance Company of Ohio Ohio
Interstate Fire & Casualty Company Illinois
Fireman's Fund Financial Services, LLC Delaware
National Surety Corporation Illinois
The American Insurance Company Ohio
International Film Guarantors LLC California
P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

3

As of 01/22/2018

Organization Chart


Allianz Life Insurance Company of North America (Minnesota)
AZL PF Investments, Inc. (Minnesota)
Allianz Investment Management, LLC (Minnesota)
Allianz Individual Insurance Group, LLC (Minnesota)
Allianz Life Financial Services, LLC (Minnesota)
Yorktown Financial Companies, Inc. (Indiana)
Allianz Life Insurance Company of New York (New York)
Allianz Life Insurance Company of Missouri (Missouri)
Allianz Annuity Company of Missouri (Missouri)
Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)
Allianz Fund Investments, Inc. (Delaware)
Inforce Solutions, LLC (Georgia)
TruChoice Financial Group, LLC (Minnesota)
American Financial Marketing, LLC (Minnesota)
Ann Arbor Annuity Exchange, LLC (Michigan)
GamePlan Financial Marketing, LLC (Georgia)
The Annuity Store Fin. & Ins. Services, LLC (California)
Questar Capital Corporation (Minnesota)
Questar Asset Management Inc. (Minnesota)
Questar Agency, Inc. (Minnesota)
Life Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

4

As of 01/22/2018

U.S. Asset Management Entities and Ownership CONFIDENTIAL


Allianz SE [Munich] DE0001
100%
Allianz Finanzbeteiligungs GmbH [Munich] DE0181
100%
Allianz Europe B.V. [Amsterdam] NL0175
100%
Allianz of America, Inc. [Delaware] US0024
74.47%
25.53%
Allianz Asset Management AG [Munich] DE0020
99.8% "A" Non-Managing Interest
100%
Oppenheimer Group, LLC [Delaware] BU 0570
100%
PFP Holdings, Inc. [Delaware] BU 1055
100%
PIMCO Deutschland GmbH [Munich] BU 1230
100%
100%
0.1% "A" Non-Managing Interest
Allianz Asset Management of America Holdings Inc. [Delaware] BU 1070
Allianz Asset Management U.S. Holding II LLC [Delaware] BU 1800
"E" LP
0.1% "B" Managing Interest
Allianz Asset Management of America LLC [Delaware] BU 1060
2.5% "B"
GP
11.9% "B" and "M"
"A" and "E" LP
Allianz Asset Management of America L.P. [Delaware] BU 0100
100%
Allianz Global Investors U.S. Holdings LLC [Delaware] BU 0106
Units Not Held by Allianz Entities
81.3% "A"
4.3 "M"
100%
100%
Allianz Global Investors U.S. LLC [Delaware] BU 0105
Allianz Global Investors Distributors LLC [Delaware] BU 0300
Pacific Investment Management Company LLC [Delaware] BU 0200
100%
100%
100%
100%
100%
NFJ Investment Group LLC [Delaware] BU 0800
Private Fund GPs / Management Entities / Fund Entities
Private Fund GPs / Management Entities / Fund Entities
99%
PIMCO Global Holdings LLC [Delaware] BU 0250
StocksPLUS Management Inc. [Delaware] BU 0220
PIMCO Investments LLC [Delaware] BU 0210
PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg] BU 0246
1%
100%
1%
99%
PIMCO Global Advisors LLC [Delaware] BU 0400
PIMCO Canada Corp. [Nova Scotia] BU 0260
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil] BU 0270
100%
PGA Global Services LLC [Delaware] BU 0405 Hong Kong Branch: BU 0590 UK Branch: BU 0560
PIMCO Global Advisors (Resources) LLC [Delaware] BU 0410
PIMCO Australia Pty Limited [Australia] BU 0430
PIMCO Australia Management Limited [Australia] BU 0435
PIMCO Asia Pte Ltd [Singapore] BU 0440
PIMCO Asia Limited [Hong Kong] BU 0490
PIMCO Europe Ltd [UK] BU 0460 Italy Branch BU 0475
PIMCO (Schweiz) GmbH [Switzerland] BU 0425
PIMCO Japan Ltd [BVI] BU 0450
PIMCO Global Advisors (Ireland) Limited [Ireland] BU 0470
Key:
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Broker-Dealer
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
Accounting not handled by AAM LP

Page 5
as of 01/22/2018

Effective December 31, 2016

AZ-Arges Vermogensverwaltungsgesellschaft MBH
Munich, Germany
Allianz SE
Munich, Germany
Allianz Global Corporate & Specialty AG
Munich, Germany
Allianz Europe Ltd.
Amsterdam, Netherlands
Allianz Europe B.V.
Amsterdam, Netherlands
Allianz Risk Transfer AG
Zurich, Switzerland
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Allianz Holding France S.A.
Paris, France
Allianz Risk Transfer, Inc.
New York, NY
Allianz Worldwide Partners S A.S.***
Paris, France
Page 7
Allianz France S.A.
Paris, France
**
Euler Hermes S.A.
Paris, France
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
50%
50%
Fusion Company
Delaware
Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
P & C Insurance Company

** Various Non-US Intermediaries are not shown

***f/k/a Allianz Global Assistance S.A.S.

Note: Subsidiary relationships are 100% owned except where indicated

6

As of 01/22/2018

Allianz SE
Munich, Germany
100%
Allianz Worldwide Partners S.A.S.
Paris, France (Branch Office: Germany)
AWP P&C S.A.**
Paris, France
*
AWP USA Inc.***
District of Columbia, USA
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
50%
Fusion Company
Delaware, USA
AZGA Service Canada Inc.
Canada
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada

P & C Insurance Company

* Allianz Worldwide Partners participations ~ 100%
** f/k/a AGA International S.A.
*** f/k/a AGA Inc.

Note: Various Non-US Intermediaries are not shown
Note: Subsidiary relationships are 100% owned except where indicated

7

As of 01/22/2018